Exhibit 99.01

Media Contact: Jen Bernier-Santarini MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Bill Slater MIPS Technologies, Inc. +1 408 530-5200 ir@mips.com

 MIPS Technologies Reports Second
Quarter Fiscal 2012 Financial Results

SUNNYVALE, Calif. – January 25, 2012 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications, today reported consolidated financial results for its second fiscal quarter of 2012 ended December 31, 2011. All financial results are reported in U.S. GAAP unless otherwise noted.

Summary Second Quarter Fiscal 2012 Financial Metrics:

•	Revenue was $15.3 million, a quarter-to-quarter decrease of 11 percent
•	Licensee royalty units grew to 186 million units from 173 million units in Q1’12
•	Non-GAAP net income was $0.6 million or $0.01 per share; down $0.04 per share from Q1’12
•	Cash and investment balances ended the quarter at $110.7 million, representing an increase of $4.1 million from September 30, 2011

Revenue from royalties was $13.2 million, while license revenue was $2.1 million. The Company’s fiscal Q2’12 GAAP net loss was $1.0 million or $0.02 per share compared to net income of $0.5 million and $0.01 per share in the first quarter of fiscal 2012.

Non-GAAP net income in the second quarter of fiscal 2012, which excludes certain stock and non-recurring charges, was $0.6 million or $0.01 per share, compared with $2.6 million or $0.05 per share in the first quarter of fiscal 2012. The tables below provide a reconciliation of non-GAAP measures used in this press release to the corresponding GAAP results.

“Business conditions continue to be challenging in the semiconductor market, especially in the digital home and networking areas that comprise the majority of our revenue. MIPS continues to make inroads into the fast-growing mobile market, having introduced the industry’s first Android 4.0 ‘Ice Cream Sandwich’ tablet, and adding a new mobile licensee this quarter. We have new processor cores coming to market this year for which we already have advance orders. In addition, we are actively assessing alternatives to unlock the value in our portfolio of 580+ patent properties worldwide,” said Sandeep Vij, chief executive officer, MIPS Technologies.

MIPS Technologies invites you to listen to management’s discussion of Q2 2012 results, as well as guidance for the third quarter of fiscal 2012 in a live conference call beginning today at 1:45 p.m. Pacific:

•	Live webcast: visit www.mips.com/company/investor-relations/ for a link to the listen-only webcast
•	Live conference call: dial 312-470-0125; password: MIPS
•	Replay call (available for 30 days shortly following the end of the conference call): dial 203-369-3229; password: MIPS

An audio replay of the conference call will also be posted on the company’s website at www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications. The MIPS architecture powers some of the world’s most popular products, including broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS Technologies’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, the level of demand for semiconductors and end-user products that incorporate semiconductors and our ability to compete effectively with larger companies and other companies that are active in our markets. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

MIPS is a trademark or registered trademark of MIPS Technologies, Inc. in the United States and other countries.

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2011	June 30, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$76,829	$69,202
Short-term investments	33,907	40,194
Accounts receivable, net	1,036	2,619
Prepaid expenses and other current assets	1,784	1,615
Total current assets	113,556	113,630
Equipment, furniture and property, net	2,843	2,014
Goodwill	565	565
Other assets	12,757	5,418
Total assets	$129,721	$121,627
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,192	$1,684
Accrued liabilities	8,086	8,127
Deferred revenue	1,465	1,812
Total current liabilities	10,743	11,623
Long-term liabilities	10,474	5,231
Stockholders’ equity	108,504	104,773
Total liabilities and stockholders’ equity	$129,721	$121,627

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

(In thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Revenue:
Royalties	$13,224	$14,817	$26,203	$28,431
License and contract revenue	2,077	7,039	6,315	15,964
Total revenue	15,301	21,856	32,518	44,395
Costs and expenses:
Cost of sales	344	311	605	897
Research and development	8,278	7,090	16,184	12,951
Sales and marketing	3,892	4,925	8,723	8,838
General and administrative	3,339	3,739	6,603	6,891
Total costs and expenses	15,853	16,065	32,115	29,577
Operating income (loss)	(552)	5,791	403	14,818
Other income, net	14	821	67	757
Income (loss) before income taxes	(538)	6,612	470	15,575
Provision for income taxes	434	776	919	2,123
Income (loss) from continuing operations	(972)	5,836	(449)	13,452
Income from discontinued operations, net of tax	—	212	—	212
Net income (loss)	$(972)	$6,048	$(449)	$13,664
Net income (loss) per share, basic – from continuing operations	$(0.02)	$0.12	$(0.01)	$0.28
Net income (loss) per share, basic – from discontinued operations	$—	$0.00	$—	$0.00
Net income (loss) per share, basic	$(0.02)	$0.12	$(0.01)	$0.28
Net income (loss) per share, diluted – from continuing operations	$(0.02)	$0.11	$(0.01)	$0.26
Net income (loss) per share, diluted – from discontinued operations	$—	$0.00	$—	$0.00
Net income (loss) per share, diluted	$(0.02)	$0.11	$(0.01)	$0.26
Common shares outstanding, basic	52,886	50,394	52,773	48,629
Common shares outstanding, diluted	52,886	53,703	52,773	51,921

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(In thousands)

	Six Months Ended December 31,
	2011	2010
Operating activities:
Net income (loss) - continuing operations	$(449)	$13,452
Depreciation	471	508
Stock-based compensation	2,953	2,143
Amortization of intangible assets	252	55
Gain on exchange and sale of investment	—	(547)
Amortization of investment premium, net	265	268
Other non-cash charges	139	25
Changes in operating assets and liabilities:
Accounts receivable	1,500	3,202
Prepaid expenses	(230)	(691)
Other assets	791	2,287
Accounts payable	(613)	42
Accrued liabilities	(3,620)	(2,937)
Deferred revenue	(488)	(70)
Long-term liabilities	53	(1,158)
Net cash provided by operating activities – continuing operations	1,024	16,579
Net cash provided by operating activities – discontinued operations	—	212
Net cash provided by operating activities	1,024	16,791
Investing activities:
Purchases of marketable securities	(22,588)	(34,344)
Proceeds from sales of marketable securities	2,613	5,075
Proceeds from maturities of marketable securities	26,000	10,650
Capital expenditures	(659)	(572)
Net cash provided by (used in) investing activities	5,366	(19,191)
Financing activities:
Net proceeds from issuance of common stock	1,269	32,242
Net cash provided by financing activities	1,269	32,242
Effect of exchange rates on cash	(32)	77
Net increase in cash and cash equivalents	7,627	29,919
Cash and cash equivalents, beginning of period	69,202	31,625
Cash and cash equivalents, end of period	$76,829	$61,544

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) and NET INCOME (LOSS) PER SHARE

(In thousands, except per share data)
(unaudited)

		Three Months Ended December 31, 2011	Three Months Ended September 30, 2011	Three Months Ended December 31, 2010
	GAAP net income (loss)	$(972)	$523	$6,048
	Net income (loss) per basic share	$(0.02)	$0.01	$0.12
	Net income (loss) per diluted share	$(0.02)	$0.01	$0.11
(a)	Stock-based compensation expense	1,412	1,541	1,249
(b)	Severance adjustment	49	312	—
(c)	Expenses related to stockholder activities	158	265	—
(d)	Tax on change in legal structure	—	—	937
(e)	Gain from discontinued operations, net of tax	—	—	(212)
(f)	Gain on investment	—	—	(547)
	Non-GAAP net income	$647	$2,641	$7,475
	Non-GAAP net income per basic share	$0.01	$0.05	$0.15
	Non-GAAP net income per diluted share	$0.01	$0.05	$0.14
	Common shares outstanding – basic	52,886	52,660	50,394
	Common shares outstanding – diluted	53,658	53,690	53,703

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income (loss) and net income (loss) per share excluding stock-based compensation expense, severance, expenses related to stockholder activities, tax on change in legal structure, gain from discontinued operations, net of tax, and gain on investment provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)
This adjustment reflects the stock-based compensation expense.  For the second quarter of fiscal 2012 ending December 31, 2011, $1.4 million stock-based compensation expense was allocated as follows: $532,000 to research and development, $239,000 to sales and marketing and $641,000 to general and administrative.  For the first quarter of fiscal 2012 ending September 30, 2011, $1.5 million stock-based compensation expense was allocated as follows: $463,000 to research and development, $496,000 to sales and marketing and $582,000 to general and administrative.  For the second fiscal quarter of fiscal 2011 ending December 31, 2010, $1.2 million stock-based compensation expense was allocated as follows: $364,000 to research and development, $304,000 to sales and marketing and $581,000 to general and administrative.

(b)
This adjustment reflects the severance to the Company’s former executives.  For the second quarter of fiscal 2012 ending December 31, 2011, $49,000 was allocated to general and administrative.  For the first quarter of fiscal 2012 ending September 30, 2011, $312,000 was allocated to sales and marketing.

(c)	This adjustment reflects the expenses in response to our activities and inquiries of Starboard Value LP allocated to general and administrative.

(d)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

(e)	The adjustment reflects the gain, net of tax, of the Analog Business Group.

(f)	The adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income.

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) and NET INCOME (LOSS) PER SHARE

(In thousands, except per share data)
(unaudited)

		Six Months Ended December 31, 2011	Six Months Ended December 31, 2010
	GAAP net income (loss)	$(449)	$13,664
	Net income (loss) per basic share	$(0.01)	$0.28
	Net income (loss) per diluted share	$(0.01)	$0.26
(g)	Stock-based compensation expense	2,953	2,143
(h)	Severance adjustment	361	—
(i)	Expenses related to stockholder activities	423	—
(j)	Tax on change in legal structure	—	937
(k)	Gain from discontinued operations, net of tax	—	(212)
(l)	Gain on investment	—	(547)
	Non-GAAP net income	$3,288	$15,985
	Non-GAAP net income per basic share	$0.06	$0.33
	Non-GAAP net income per diluted share	$0.06	$0.31
	Common shares outstanding – basic	52,773	48,629
	Common shares outstanding – diluted	53,702	51,921

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income (loss) and net income (loss) per share excluding stock-based compensation expense, severance, expenses related to stockholder activities, tax on change in legal structure, gain from discontinued operations, net of tax, and gain on investment provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(g)
This adjustment reflects the stock-based compensation expense.  For the six months ending December 31, 2011, $3.0 million stock-based compensation expense was allocated as follows: $995,000 to research and development, $735,000 to sales and marketing and $1.2 million to general and administrative.  For the six months ending December 31, 2010, $2.1 million stock-based compensation expense was allocated as follows: $655,000 to research and development, $535,000 to sales and marketing and $953,000 to general and administrative.

(h)
This adjustment reflects the severance to the Company’s former executives.  For the six months ending December 31, 2011, $361,000 was allocated as follows: $312,000 to sales and marketing and $49,000 to general and administrative.

(i)	This adjustment reflects the expenses in response to our activities and inquiries of Starboard Value LP allocated to general and administrative.

(j)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

(k)	The adjustment reflects the gain, net of tax, of the Analog Business Group.

(l)	The adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income.

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